                                                                    Exhibit 10.1

                          PURCHASE AND SALE AGREEMENT

                                  DATED AS OF

                               December 5, 2000

                                    BETWEEN

                                N'TANDEM TRUST

                                      AND

                          WINDSOR PARK PROPERTIES 5,
                       A CALIFORNIA LIMITED PARTNERSHIP

                          PURCHASE AND SALE AGREEMENT

          PURCHASE AND SALE AGREEMENT, dated December 5, 2000 between N'Tandem Properties L.P., a Delaware limited Partnership (the "Buyer"), N'Tandem Trust, an unincorporated California business trust and the sole general partner of the Partnership ("N'Tandem"), and Windsor Park Properties 5, A California Limited Partnership (the "Seller"), relating to the purchase by the Buyer from the Seller of certain real property and ownership interests in real property, as more particularly described herein. The Buyer and the Seller hereby agree as follows:

                                   ARTICLE I

                 PURCHASE OF PROPERTY AND OWNERSHIP INTERESTS

     1.1  Purchase of Property and Ownership Interests. At the Closing described
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          in Paragraph 2.1, the Buyer will purchase the real properties owned in fee simple (the "Properties") and the ownership interests in real properties (the "Ownership Interests") described in Exhibit A hereto,
                                                              ---------
          and the Seller shall transfer the Properties and Ownership Interests to the Buyer free and clear of all liens (the "Sales").

     1.2  Purchase Price. The aggregate purchase price for the Properties and
          --------------
          the Ownership Interests is $9,017,000, which represents the aggregate appraised value of the Properties and the Ownership Interests less the aggregate discount applicable to the Ownership Interests, and is subject to the adjustments set forth in this Paragraph 1.2. (as so adjusted, the "Purchase Price"). To the extent that any Property, or any real property underlying any Ownership Interest (each, an "Underlying Property"), fails to be free and clear of all mortgage indebtedness and/or other liens, the Buyer shall receive at the Closing a credit against the Purchase Price (i) in the case of mortgage indebtedness and/or other liens encumbering any Property as of the closing date, in an amount equal to such mortgage indebtedness and/or other liens (or in the case of mortgage indebtedness and/or other liens relating to any Property encumbering more than one real property, in an amount equal to the product of the amount of such mortgage indebtedness and/or other liens times the ratio that the appraised value of such Property bears to the aggregate appraised values of all real properties encumbered by such mortgage indebtedness and/or other liens), and (ii) in the case of mortgage indebtedness and/or other liens encumbering any Underlying Property as of the closing date, in an amount equal to such mortgage indebtedness and/or other liens (or in the case of mortgage indebtedness and/or other liens relating to an Underlying Property encumbering more than one real property, in an amount equal to the product of the amount of such mortgage indebtedness and/or other liens times the ratio that the appraised value of such Underlying Property bears to the aggregate appraised values of all real properties encumbered by such mortgage indebtedness and/or other liens) times the percentage ownership of such Underlying Property allocable or attributable to the Ownership Interest.

                                  ARTICLE II

                                  THE CLOSING

     2.1  Time and Place of Closing. The closing (the "Closing") of the purchase
          -------------------------
          of the Properties and the Ownership Interests will take place at the offices of LandAmerica National Commercial Services, 3636 North Central Avenue, Suite 350, Phoenix, Arizona, at 2:00 P.M. Phoenix time, on December 5, 2000 or such other date as may be agreed to by the Buyer and the Seller (the "Closing Date").

     2.2  Seller's Actions at Closing. At the Closing, the Seller shall deliver
          ---------------------------
          to the Buyer (i) deeds of conveyance in proper form for recording relating to the Properties and the Town & Country Estates Ownership Interest, (ii) an Assignment Agreement, in form and substance satisfactory to the Buyer, assigning to the Buyer all of the Seller's right, title and interest in and to the Apache East, Denali Park Estates, Rancho Margate and Winter Haven Ownership Interests, and
          (iii) such other documents and instruments, and take such other action, as may be necessary or desirable to effect the transfer of the Properties and the Ownership Interests to the Buyer, in accordance with this Agreement.

     2.3  Buyer's Actions at Closing. At the Closing, the Buyer will deliver to
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          the Seller a certified or bank cashier's check, or evidence of a wire transfer of immediately available funds to an account specified by the Seller at least 24 hours before the Closing, in an amount equal to the Purchase Price.

     2.4  Closing Costs. With respect to the Properties and the Ownership
          -------------
          Interests, the Seller shall pay at the Closing such closing costs as are customarily paid by sellers of real property in Colorado. The Buyer shall be responsible for all other closing costs relating to the transfer of the Properties and the Ownership Interests payable at the Closing.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1  Buyer's Representations and Warranties. The Buyer represents and
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          warrants to the Seller as follows:

     (a) The Buyer is a limited partnership duly formed and validly existing under the laws of the State of Delaware.

     (b) The Buyer has all trust power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All partnership actions necessary to authorize the Buyer to enter into this Agreement and carry out the transactions contemplated by it have been taken. This Agreement has been duly executed by the Buyer and is a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms.

                                  ARTICLE IV

                         ACTIONS PRIOR TO THE CLOSING

     4.1  Activities Until Closing Date. From the date of this Agreement to the
          -----------------------------
          Closing Date, the Seller will, except with the written consent of N'Tandem or the Buyer, operate its businesses in the ordinary course and in a manner consistent with the manner in which they are being operated at the date of this Agreement.

     4.2  Seller's Efforts to Fulfill Conditions. The Seller will use its best
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          efforts to cause all the conditions set forth in Paragraph 5.1 to be fulfilled prior to or at the Closing.

     4.3  Buyer's Efforts to Fulfill Conditions. The Buyer will use its best
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          efforts to cause all the conditions contained in Paragraph 5.1 to be fulfilled prior to or at the Closing.

                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING

     5.1  Conditions to Buyer's Obligations. The obligations of the Buyer at the
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          Closing are subject to the approval of the Sales by the holders of not less than a majority of the issued and outstanding units of limited partner interest of the Seller.

                                  ARTICLE VI

                                  TERMINATION

     6.1  Right to Terminate. This Agreement may be terminated at any time prior
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          to the Closing:

     (a)  By mutual consent of N'Tandem, the Buyer and the Sellers;

     (b) By either the Buyer or the Seller if, without fault of the terminating party, the Closing does not occur on or before March 31, 2001; or

     (c) By the Buyer or the Seller if the condition in Paragraph 5.1 is not satisfied on or before the Closing Date.

     6.2  Effect of Termination.  If this Agreement is terminated pursuant to
          ---------------------
          Paragraph 6.1, after this Agreement is terminated, no party hereto will have any further rights or obligations under this Agreement. Nothing contained in this Paragraph will, however, relieve any party of liability for any breach of this Agreement which occurs before this Agreement is terminated.

                                  ARTICLE VII

                                    GENERAL

     7.1  Expenses. Except as otherwise provided herein, the Buyer and the
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          Seller will each pay its own expenses in connection with the transactions which are the subject of this Agreement, including legal fees.

     7.2  Entire Agreement. This Agreement and the documents to be delivered in
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          accordance with this Agreement contain the entire agreement between the Buyer and the Seller relating to the transactions which are the subject of this Agreement. There are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement other than those expressly set forth herein and therein.

     7.3  Captions. The captions of the articles and paragraphs of this
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          Agreement are for reference only and do not affect the meaning or interpretation of this Agreement.

     7.4  Assignments. Neither this Agreement nor any right of any party under
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          it may be assigned.

     7.5  Notices and Other Communications. Any notice or other communication
          --------------------------------
          under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

     If to the Seller:
           Windsor Park Properties 5, A California
             Limited Partnership
           6160 South Syracuse Way
           Greenwood Village, Colorado 8011

     If to the Buyer:

           N'Tandem Trust
           N'Tandem Properties L.P.
           6160 South Syracuse Way
           Greenwood Village, Colorado 8011

           with a copy to:


           Clifford Chance Rogers & Wells LLP
           200 Park Avenue
           New York, New York 10166
           Facsimile:  (212) 878-8375
           Attention: Jay L. Bernstein, Esq.

     7.6  Governing Law. This Agreement will be governed by, and construed
          -------------
          under, the substantive laws of the State of Colorado.

     7.7  Amendments. This Agreement may be amended only by a document in
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          writing signed by both the Buyer and the Seller.

     7.8  Counterparts. This Agreement may be executed in two or more
          ------------
          counterparts, some of which may be signed by fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts may contain the signatures of fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original, but all of them together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the Buyer and the Seller have executed this Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.

SELLER:

WINDSOR PARK PROPERTIES 5,
A California Limited Partnership

By:  The Windsor Corporation,
     General Partner

     By:  /s/ Steven G. Waite
          -------------------
          Steven G. Waite
          President

BUYER:

N'TANDEM PROPERTIES, L.P.

By:  N'Tandem Trust,
     its general partner

     By:  /s/ Gary P. McDaniel
          --------------------
          Gary P. McDaniel
          Trustee

                                   EXHIBIT A

                                                           Gross Purchase
                                                              Price of                     Debt Attributable
                                                             Property or     Discount on     to Property or         Net Purchase
                        Ownership          Nature of          Ownership       Ownership    Ownership Interest    Price of Property
Name of Property        Percentage    Ownership Interest      Interest        Interest       as of 6/30/00     or Ownership Interest
----------------        ----------    ------------------      --------        --------       -------------     ---------------------
Lakeside
  Lithia Springs, GA       100%            Fee Simple         $ 1,660,000          --                   --            $1,660,000

Plantation Estates
  Lithia Springs, GA       100%            Fee Simple           1,900,000          --        $   1,097,000               803,000

Town & Country Estates                   Tenancy in
  Tucson, AZ                42%       Common/Joint Venture      2,562,000    $171,700              651,000             1,739,300
                                          Interest
Rancho Margate
  Margate, FL               26%       Partnership Interest      1,664,000     111,500              928,800               623,700

Winter Haven
  Winter Haven, FL          26%       Partnership Interest      1,092,000      73,200              408,300               610,500

Apache East
  Apache Junction, AZ        9%       Partnership Interest        193,800      13,000              97,000                 83,800

Denali Park Estates
  Apache Junction, AZ        9%       Partnership Interest        337,200      22,600             168,800                145,800
                                                              -----------    --------          ----------             ----------

         Total                                                $ 9,409,000    $392,000          $3,350,900             $5,666,100
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